UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 21, 2016

Independent Bank Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Texas	001-35854	13-4219346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Redbud Boulevard, Suite 400
McKinney, TX 75069-3257
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(972) 562-9004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Executive Officer
Effective April 21, 2016, Mr. James C. White, age 51, was appointed as Executive Vice President and Chief Operations Officer of Independent Bank Group, Inc. (the “Company”) and Independent Bank, a wholly owned subsidiary of the Company (“Independent Bank”). In this position, Mr. White will oversee the Company’s and Independent Bank’s operational areas, including treasury management, branch administration and technology.
Mr. White has over thirty years of experience in the banking industry. Mr. White has held a variety of management positions in finance, operations, product development, strategic planning, compliance and information technology. Prior to joining the Company, Mr. White served as Executive Vice President and Chief Operating Officer of Fischer & Company, a global corporate real estate firm that provides consulting, brokerage, and technology solutions to many Fortune 500 companies from July 2015 to April 2016. Prior to Fischer, Mr. White served as Executive Vice President and Chief Operations Officer of Texas Capital Bank from February 2000 to June 2015 where he directed key operational areas and introduced and managed changes that supported growth for that bank. Mr. White holds a bachelor’s of science degree from the University of North Texas in business and control systems, is certified in Six Sigma, a Certified Treasury Professional and a current member of the Association of Financial Professionals.
There are no family relationships between Mr. White and any of the Company’s executive officers or directors. Except for his Employment Agreement described below and any compensation provided to him thereunder, Mr. White is not a party to any transaction with the Company that might require disclosure under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
In connection with the appointment, the Company and Independent Bank entered into an employment agreement with Mr. White. The employment agreement provides that Mr. White will be paid an annual base salary of $265,000 and is eligible to receive an annual incentive bonus upon the attainment of certain annual pre-established goals with a target amount of such incentive bonus to be approximately 50% of Mr. White’s base salary. The amount of incentive bonus, if any, would be paid out to Mr. White 65% in cash and 35% in restricted shares of the Company’s common stock pursuant to the Company’s 2013 Equity Incentive Plan. The employment agreement also provides for the grant and issuance of 12,000 restricted shares of the Company’s common stock pursuant to the Company’s 2013 Equity Incentive Plan and related restricted stock agreement, which shares vest 20% a year over a five year period. The plan and related restricted stock agreement include agreements regarding confidentiality, noncompetition and nonsolicitation of employees and customers. The employment agreement also provides that, upon termination of employment within one year of a change in control of the Company, the Company will pay to Mr. White a lump sum cash amount equal to two times Mr. White’s base salary plus the amount of his incentive bonus from the previous year. The employment agreement may be terminated upon thirty days prior notice. However, the Company’s obligation to pay the change in control bonus and Mr. White’s noncompetition agreements in the restricted stock agreement survive termination of employment.

Departure of Director and Principal Officer
Effective April 21, 2016, Mr. James D. Stein resigned from his position as a member of the Board of Directors of the Company and Independent Bank, and as Vice Chairman/Chief Executive Officer-Houston Region. Mr. Stein’s resignation was not because of any disagreements with the Company or any matters relating to the Company’s operations, policies or practices.
In connection with the resignation of Mr. Stein, the Company entered into a Separation Agreement with Mr. Stein. The Separation Agreement provides for continued payment of his $400,000 base salary, annual incentive bonus and benefits, and for quarterly vesting of existing stock grants, through April 2017, the end of the original term of Mr. Stein’s employment agreement. In addition, the Separation Agreement continued certain restrictions in the employment agreement regarding confidentiality, noncompetition and nonsolicitation of employees and customers through April 2017.
Other Changes in the Senior Leadership Team
As part of the senior leadership changes, Mr. Clay H. Hoster, currently serving as Vice Chairman – Houston Region of the Company, will assume the role of the senior market executive of Independent Bank’s Houston Region. Mr. Torry Berntsen will continue to serve as President of the Company and continue to oversee the Company’s investment banking and correspondent relationships and manage institutional investor relations and work with the Company’s Chief Financial Officer in capital markets transactions, but will cease to be Chief Operating Officer, given the appointment of Mr. White to oversee the Company’s operations. Ms. Jan Webb will cease to be Executive Vice President but will continue to serve as Corporate Secretary of the Company and Independent Bank and manage the Company’s relationship with its transfer agent.
Item 7.01.    Regulation FD Disclosure.
On April 21, 2016, the Company issued a press release announcing senior leadership changes described above. A copy of the press release is furnished with this report as Exhibit 99.1.
The information in Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibit is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description
Exhibit 99.1	Press Release issued by Independent Bank Group, Inc., dated April 21, 2016, announcing senior leadership changes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 21, 2016
INDEPENDENT BANK GROUP, INC.
(Registrant)

By:	/s/ David R. Brooks
Name:	David R. Brooks
Title:	Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit 99.1	Press Release issued by Independent Bank Group, Inc., dated April 21, 2016, announcing senior leadership changes.